Exhibit 99.1
April 13, 2004

Lisa Capps
Investor Relations
WFS Financial
Phone: (949) 727-1002
Email: Investor_Relations@WFSFinancial.com

WFS Financial Reports First Quarter Net Income and Increases 2004 Earnings Guidance

•	First quarter net income increased to $67 million

•	Sold $1.5 billion of automobile contracts to parent for a $13.8 million cash gain on sale

•	First quarter annualized credit losses on contracts improved 59 basis points to 2.27%

•	Delinquencies improved 50 basis points year over year to 1.91%

•	Contract originations grew 17% to $1.6 billion

•	Earnings guidance increased from $3.70 to between $4.20 and $4.30 per share for 2004

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) today reported net income increased to $66.9 million for the three months ended March 31, 2004 compared with $24.6 million for the same period a year ago. Earnings per diluted share increased to $1.63 for the three months ended March 31, 2004 compared with $0.60 per diluted share for the same period a year earlier.

During the quarter, WFS sold $1.5 billion of automobile contracts on a whole loan basis to a subsidiary of WFS’ ultimate parent company, Westcorp, at a price of 103.23%. As a result, WFS Financial recorded a cash gain on sale of $13.8 million and reduced its allowance for credit losses commensurate with the amounts of the contracts sold.

“This sale enhances our ability to efficiently grow our business,” said Tom Wolfe, CEO of WFS Financial. “Overall net income improved, even without the benefit of the sale, as a result of continued improvement in credit quality and solid contract origination growth. Over the last several months, we have begun to see the benefit of our shift to more prime credit quality contracts. With our stronger portfolio profile, we expect these improving credit trends to continue throughout 2004.”

Annualized credit loss experience in the first quarter improved 59 basis points to 2.27% of average managed automobile contracts compared with 2.86% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent managed by WFS Financial improved 50 basis points to 1.91% at March 31, 2004 compared with 2.41% a year ago.

As a result of the $1.5 billion in loans sold, lower chargeoff experience and stronger portfolio characteristics, the provision for credit losses declined to $20.0 million for the three months ended March 31, 2004, compared with $72.8 million for the same period a year earlier. At March 31, 2004, the allowance for credit losses as a percentage of owned automobile contracts outstanding was 2.7% compared with 2.8% a year earlier. Net interest income was also impacted by the sale of loans, declining to $140 million for the first quarter compared with $142 million for the same period a year earlier. Net interest margin on loans owned by WFS Financial was 5.82% for the first quarter compared with 5.93% for the same period a year ago.

Automobile contract purchases totaled $1.6 billion for the first quarter of 2004, a 17% increase from the same period a year earlier growing the Company’s portfolio of managed automobile contracts to $10.9 billion at March 31, 2004, up from $9.7 billion a year earlier. As a result, noninterest income increased to $49.1 million for the three months ended March 31, 2004 compared with $31.0 million for the same period a year earlier.

Noninterest expense of $58.9 million decreased to 2.20% of average managed contracts for the first quarter compared with $59.2 million or 2.48% of average managed contracts for the same period a year earlier. The improvement in noninterest expense to average managed contracts is primarily the result of lower credit costs and operating efficiencies.

WFS Financial also announced today updated earnings guidance reflecting higher estimated net income resulting primarily from improving credit quality trends and origination growth. As a result, the Company expects to earn from $4.20 to $4.30 per share in 2004, up from its previous guidance of $3.70 per share.

Earnings Conference Call

WFS Financial, along with its parent Westcorp, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Wednesday, April 14, 2004. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.wfsfinancial.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth, the shift towards a higher concentration of prime credit quality originations and automobile contracts and the Company’s shift of its overall deposit mix. Forward-looking statements also include statements regarding the Company’s ability to profitably grow its business, the Company’s improving capital levels and its expectation to achieve specified earnings per share for 2004.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends, automobile origination growth, improved credit loss experience or other operational improvements identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of April 13, 2004. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months
	Ended March 31,
	2004	2003
	(Dollars in thousands,
	except per share amounts)
Interest income:
Loans, including fees	$221,577	$244,480
Other	2,431	2,652

TOTAL INTEREST INCOME	224,008	247,132
Interest expense:
Notes payable on automobile secured financing	72,202	94,627
Other	11,364	10,685

TOTAL INTEREST EXPENSE	83,566	105,312

NET INTEREST INCOME	140,442	141,820
Provision for credit losses	19,976	72,795

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	120,466	69,025
Noninterest income:
Automobile servicing	34,335	29,439
Gain on sale of contracts	13,792
Other	1,017	1,585

TOTAL NONINTEREST INCOME	49,144	31,024
Noninterest expense:
Salaries and associate benefits	38,290	36,402
Credit and collections	8,405	9,223
Data processing	3,890	4,239
Occupancy	2,852	3,320
Telephone	1,103	1,290
Other	4,376	4,719

TOTAL NONINTEREST EXPENSE	58,916	59,193

INCOME BEFORE INCOME TAX	110,694	40,856
Income tax	43,786	16,241

NET INCOME	$66,908	$24,615

Earnings per common share:
Basic	$1.63	$0.60

Diluted	$1.63	$0.60

Weighted average number of common shares outstanding:
Basic	41,034,065	41,022,198

Diluted	41,078,787	41,065,341

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31, 2004	December 31, 2003
	(Dollars in thousands)
ASSETS
Cash	$43,474	$79,314
Other short-term investments –– parent	666,288	763,921

Cash and due from banks	709,762	843,235
Restricted cash	259,349	245,399
Contracts receivable	7,745,825	8,716,268
Allowance for credit losses	(209,137)	(239,697)

Contracts receivable, net	7,536,688	8,476,571
Premises and equipment, net	29,480	29,206
Accrued interest receivable	45,435	55,275
Other	72,976	119,074

TOTAL ASSETS	$8,653,690	$9,768,760

LIABILITIES
Lines of credit –– parent	$15,167	$21,811
Notes payable on automobile secured financing	6,934,694	8,157,601
Notes payable –– parent	400,820	400,820
Amounts held on behalf of trustee	273,942	243,072
Other	139,096	126,587

TOTAL LIABILITIES	7,763,719	8,949,891
SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; issued and outstanding 41,034,969 shares at March 31, 2004 and 41,033,901 shares at December 31, 2003)	338,298	338,291
Paid-in capital	6,280	6,280
Retained earnings	574,096	507,188
Accumulated other comprehensive loss, net of tax	(28,703)	(32,890)

TOTAL SHAREHOLDERS’ EQUITY	889,971	818,869

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,653,690	$9,768,760

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended March 31,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,264,599	$221,577	10.78%	$8,540,074	$244,480	11.61%
Investment securities	918,499	2,431	1.06	773,766	2,652	1.39

Total interest earning assets	$9,183,098	224,008	9.81%	$9,313,840	247,132	10.79%

Interest bearing liabilities:
Lines of credit — parent	$42,414	223	2.11%	$56,925	345	2.46%
Notes payable — parent	404,153	9,924	9.82	406,120	10,042	9.89
Notes payable on automobile secured financing	7,625,038	72,202	3.79	8,066,890	94,627	4.69
Other	304,736	1,217	1.60	136,517	298	0.87

Total interest bearing liabilities	$8,376,341	83,566	3.99%	$8,666,452	105,312	4.86%

Net interest income and interest rate spread		$140,442	5.82%		$141,820	5.93%

Net yield on average interest earning assets			6.12%			6.09%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
	(Dollars in thousands, except per share amounts and number of accounts)
Earnings:
Net interest income	$140,442	$147,953	$157,420	$154,410	$141,820
Provision for credit losses	19,976	69,578	24,551	66,876	72,795
Noninterest income	49,144	31,812	49,855	29,807	31,024
Noninterest expense	58,916	62,714	57,563	61,924	59,193

Income before taxes	110,694	47,473	125,161	55,417	40,856
Income taxes	43,786	18,836	49,610	21,832	16,241

Net income	$66,908	$28,637	$75,551	$33,585	$24,615

Equity:
Earning per share — basic	$1.63	$0.70	$1.84	$0.82	$0.60
Earning per share — diluted	$1.63	$0.70	$1.84	$0.82	$0.60
Book value per share (period end) (1)	$22.39	$20.76	$20.04	$18.20	$17.38
Stock price per share (period end)	$43.32	$42.46	$37.03	$33.35	$19.39
Total equity to assets (1)	10.62%	8.72%	8.86%	7.29%	7.29%
Return on average equity (1)	30.21%	13.69%	38.45%	18.37%	14.10%
Average shares outstanding — diluted	41,078,787	41,078,684	41,076,405	41,070,904	41,065,341
Loan Portfolio:
Automobile contracts purchased	$1,585,173	$1,356,505	$1,683,402	$1,586,616	$1,352,053
Automobile contracts managed (period end)	$10,850,314	$10,596,665	$10,475,948	$10,049,965	$9,650,229
Number of accounts managed (period end)	840,566	826,122	818,125	796,688	775,090
Average automobile contracts managed	$10,726,048	$10,549,972	$10,284,067	$9,839,661	$9,533,314
Return on average automobile contracts (2)	2.50%	1.09%	2.94%	1.37%	1.03%
Credit Quality:
Delinquency rate (30+ days)	1.91%	2.90%	2.70%	2.75%	2.41%
Repossessions to total contracts	0.06%	0.10%	0.11%	0.09%	0.11%
Net chargeoffs (annualized)	2.27%	2.64%	2.58%	2.33%	2.86%
Allowance to automobile contracts	2.70%	2.75%	2.75%	2.78%	2.75%
Operations:
Total assets	$8,653,690	$9,768,760	$9,276,534	$10,234,651	$9,776,594
Noninterest expense to average contracts	2.20%	2.38%	2.24%	2.52%	2.48%

(1)	Excludes other comprehensive income.

(2)	Net income (annualized) divided by average automobile contracts managed.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
AT MARCH 31, 2004

Period (1)	2000-C(3)	2000-D	2001-A	2001-B(3)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3(3)	2003-4	2004-1 (3)
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%
3	0.13%	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%
4	0.27%	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%
5	0.46%	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%
6	0.65%	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%
7	0.81%	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%
8	0.93%	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%
9	1.07%	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%
10	1.24%	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%
11	1.41%	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%
12	1.62%	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%
13	1.86%	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%
14	2.04%	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%
15	2.25%	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%	1.77%
16	2.45%	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%	1.92%
17	2.68%	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%	2.05%
18	2.88%	3.08%	2.73%	2.60%	2.59%	2.62%	2.16%	2.15%
19	3.08%	3.22%	2.93%	2.80%	2.78%	2.80%	2.31%	2.28%
20	3.23%	3.40%	3.11%	3.01%	2.95%	2.99%	2.46%	2.41%
21	3.38%	3.59%	3.34%	3.19%	3.14%	3.15%	2.60%
22	3.54%	3.78%	3.54%	3.34%	3.29%	3.31%	2.72%
23	3.67%	3.96%	3.72%	3.49%	3.41%	3.45%	2.86%
24	3.83%	4.18%	3.92%	3.62%	3.57%	3.58%
25	4.00%	4.41%	4.10%	3.75%	3.73%	3.69%
26	4.16%	4.58%	4.23%	3.87%	3.88%
27	4.35%	4.79%	4.36%	4.00%	4.04%
28	4.50%	4.96%	4.47%	4.15%	4.20%
29	4.64%	5.08%	4.56%	4.28%	4.35%
30	4.79%	5.22%	4.67%	4.40%	4.46%
31	4.92%	5.34%	4.81%	4.52%	4.57%
32	5.02%	5.44%	4.92%	4.64%	4.69%
33	5.12%	5.54%	5.04%	4.73%
34	5.22%	5.66%	5.13%	4.83%
35	5.29%	5.76%	5.24%	4.93%
36	5.38%	5.86%	5.31%
37	5.47%	5.97%	5.39%
38	5.53%	6.04%	5.45%
39	5.62%	6.12%
40	5.68%	6.19%
41	5.75%	6.25%
42	5.80%
43	5.84%
44	5.88%
Prime Mix (2)	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%

(1)	Represents the number of months since the inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp. WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.